Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Dogwood Therapeutics, Inc. (the “Company”) for the registration of shares of common stock of our report dated March 18, 2026, with respect to the consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Atlanta, Georgia
October 30, 2026